UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2009

SANSWIRE CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-23532	88-0292161
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 NE 3rd Ave., Suite 1500, Fort Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                  (954) 332-3759

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 4, 2009, the Board of Directors of Sanswire Corp. (the “Company”), in consultation with its independent accounting firm, determined that the Company will restate its financial statements for the years ended 2007 and 2008, as reported on Form 10-K for the year ended December 31, 2008 and for the corresponding interim periods in fiscal 2008 and the first fiscal quarter of 2009 for which the Company filed reports on Form 10-Q.

The Company reviewed its previously filed financials and determined that certain of its convertible debentures and warrants should have been treated as derivatives pursuant to EITF 00-19. The Company did treat these instruments as derivatives in 2009 pursuant to EITF 07-05, which the Company adopted in 2009.  These are non-cash adjustments.

Accordingly, the Company's prior financial statements for such periods should no longer be relied upon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanswire Corp.
(Registrant)

Date	September 11, 2009	/s/ David Christian
David Christian, CEO